Exhibit 99.1

Lucid Diagnostics Provides Business Update and Reports Third Quarter 2025 Financial Results

Processed 2,841 EsoGuard® tests and recognized 3Q25 revenue of $1.2 million, ending quarter with over $47 million in proforma cash and extending runway through 2026 and well past upcoming reimbursement milestones

Multi-Jurisdictional Contractor Advisory Committee (CAC) meeting on Medicare Local Coverage Determination (LCD) for Lucid’s EsoGuard yielded unanimous expert consensus supporting Medicare coverage

Conference call and webcast to be held today, November 12, at 8:30 AM EST

NEW YORK, November 12, 2025 - Lucid Diagnostics Inc. (Nasdaq: LUCD) (“Lucid” or the “Company”) a commercial-stage, cancer prevention medical diagnostics company, and subsidiary of PAVmed Inc. (Nasdaq: PAVM) (“PAVmed”), today provided a business update for the Company and reported financial results for the three months ended September 30, 2025.

Conference Call and Webcast

The webcast will take place on Wednesday, November 12, 2025, at 8:30 AM and will be accessible in the investor relations section of the Company’s website at luciddx.com. Alternatively, to access the conference call by telephone, U.S.-based callers should dial 1-800-836-8184 and international listeners should dial 1-646-357-8785. All listeners should provide the operator with the conference call name “Lucid Diagnostics Business Update” to join.

Following the conclusion of the conference call, a replay will be available for 30 days on the investor relations section of the Company’s website at luciddx.com.

Business Highlights

“The overwhelmingly positive MolDx CAC meeting in September—with medical experts unanimously supporting Medicare coverage for EsoGuard—further reinforces our confidence that we are now firmly in the final stages of achieving this transformative coverage milestone,” said Lishan Aklog, M.D., Lucid’s Chairman and Chief Executive Officer. “Our strengthened balance sheet, continued commercial execution, targeted initiatives aimed at the Medicare population, and a new world-class market access team driving payor engagement have us well-prepared to accelerate EsoGuard commercialization as Medicare coverage and other upcoming reimbursement milestones are secured.”

●	Processed 2,841 EsoGuard® Esophageal DNA Tests in 3Q25.

●	Recognized $1.2 million in EsoGuard revenue for 3Q25.

●	MolDX-participating Medicare Administrative Contractors (MACs) convened a Contractor Advisory Committee (CAC) meeting on September 4, 2025, where medical experts unanimously supported Medicare coverage for EsoGuard. The meeting represented a key step in the final stages of the Local Coverage Determination (LCD) reconsideration process previously requested by Lucid.

●	Strengthened balance sheet with underwritten public offering of common stock, netting approximately $27.0 million in proceeds; ended 3Q25 with over $47 million in proforma cash, extending runway through 2026.

●	Appointed Danielle Scelfo as Senior Vice President, Market Access & Government Affairs to strengthen and scale Lucid’s market access infrastructure and lead rapidly expanding reimbursement activities focused on payor engagement, broad insurance coverage, and patient access.

●	Firefighter Esophageal Cancer Prevention Summit scheduled for November 19–20, focused on advancing cancer prevention through early detection in the fire service and bolstering the pipeline of contracted #CheckYourFoodTube precancer testing events.

Financial Results

●	For the three months ended September 30, 2025, EsoGuard related revenues were $1.2 million. Operating expenses were approximately $13.0 million, which included stock-based compensation expenses of $1.2 million. GAAP net loss attributable to common stockholders was approximately $10.4 million or $(0.10) per common share.

●	As shown below and for the purpose of illustrating the effect of stock-based compensation and other non-cash income and expenses on the Company’s financial results, the Company’s non-GAAP adjusted loss for the three months ended September 30, 2025 was approximately $10.3 million or $(0.10) per common share.

●	Lucid had cash and cash equivalents of $47.3 million as of September 30, 2025, compared to $22.4 million as of December 31, 2024. During the quarter ended September 30, 2025, the Company completed a Confidentially Marketed Public Offering resulting in net proceeds of approximately $27.0 million.

●	The unaudited financial results for the three and nine months ended September 30, 2025, were filed with the SEC on Form 10-Q on November 12, 2025, and available at www.luciddx.com or www.sec.gov.

Lucid Non-GAAP Measures

●	To supplement our unaudited financial results presented in accordance with U.S. generally accepted accounting principles (GAAP), management provides certain non-GAAP financial measures of the Company’s financial results. These non-GAAP financial measures include net loss before interest, taxes, depreciation, and amortization (EBITDA), and non-GAAP adjusted loss, which further adjusts EBITDA for stock-based compensation expense and other non-cash income and expenses, if any. The foregoing non-GAAP financial measures of EBITDA and non-GAAP adjusted loss are not recognized terms under U.S. GAAP.

●	Non-GAAP financial measures are presented with the intent of providing greater transparency to the information used by us in our financial performance analysis and operational decision-making. We believe these non-GAAP financial measures provide meaningful information to assist investors, shareholders, and other readers of our unaudited financial statements in making comparisons to our historical financial results and analyzing the underlying performance of our results of operations. These non-GAAP financial measures are not intended to be, and should not be, a substitute for, considered superior to, considered separately from, or as an alternative to, the most directly comparable GAAP financial measures.

●	Non-GAAP financial measures are provided to enhance readers’ overall understanding of our current financial results and to provide further information for comparative purposes. Management believes the non-GAAP financial measures provide useful information to management and investors by isolating certain expenses, gains, and losses that may not be indicative of our core operating results and business outlook. Specifically, the non-GAAP financial measures include non-GAAP adjusted loss, and its presentation is intended to help the reader understand the effect of the loss on the issuance or modification of convertible securities, the periodic change in fair value of convertible securities, the loss on debt extinguishment, and the corresponding accounting for non-cash charges on financial performance. In addition, management believes non-GAAP financial measures enhance the comparability of results against prior periods.

●	A reconciliation to the most directly comparable GAAP measure of all non-GAAP financial measures included in this press release for the three and nine months ended September 30, 2025, and 2024 are as follows:

Condensed consolidated statements of operations (unaudited)

(in thousands except per-share amounts)	For the three months ended September 30,		For the nine months ended September 30,
	2025	2024	2025	2024

Revenue	$1,211	$1,172	$3,202	$3,149

Operating expenses	12,970	12,866	38,831	36,826
Other (Income) expense	(1,362)	677	6,115	311
Net Loss	(10,397)	(12,371)	(41,744)	(33,988)
Net income (loss) per common share, basic and diluted	$(0.10)	$(0.25)	$(0.59)	$(0.87)
Net loss attributable to common stockholders	(10,397)	(12,371)	(54,303)	(41,484)
Preferred Stock dividends and deemed dividends	—	—	12,559	7,496
Net income (loss) as reported	(10,397)	(12,371)	(41,744)	(33,988)
Adjustments:
Depreciation and amortization expense[1]	220	215	663	945
Interest expense, net[2]	(99)	(80)	(260)	(237)
EBITDA	(10,276)	(12,236)	(41,341)	(33,280)

Other non-cash or financing related expenses:
Stock-based compensation expense[3]	1,152	1,228	3,326	3,363
Operating expenses issued in stock[1]	87	135	234	248
Change in FV convertible debt[2]	(2,341)	322	5,297	(568)
Debt extinguishments loss - Senior Secured Convertible Note[2]	—	435	—	1,116
Equity issuance cost extinguishment	$1,078	$—	$1,078	$—
Non-GAAP adjusted (loss)	$(10,300)	$(10,116)	$(31,406)	$(29,121)
Basic and Diluted shares outstanding	108,176	50,374	92,131	47,876
Non-GAAP adjusted (loss) income per share	$(0.10)	$(0.20)	$(0.34)	$(0.61)

1 Included in general and administrative expenses in the financial statements.

2 Included in other income and expenses.

3 Stock-based compensation (“SBC”) expense included in operating expenses is detailed as follows in the table below by category within operating expenses for the non-GAAP Net operating expenses:

Reconciliation of GAAP Operating Expenses to Non-GAAP Net Operating Expenses

(in thousands except per-share amounts)	For the three months ended September 30,		For the nine months ended September 30,
	2025	2024	2025	2024
Cost of revenues	$1,697	$1,684	$4,810	$4,954
Stock-based compensation expense[3]	(43)	(41)	(152)	(121)
Net cost of revenues	1,654	1,643	4,658	4,833

Amortization of intangible assets	105	105	316	582

Sales and marketing	4,291	4,056	12,367	12,459
Stock-based compensation expense[3]	(268)	(351)	(753)	(1,066)
Net sales and marketing	4,023	3,705	11,614	11,393

General and administrative	5,605	5,355	17,383	14,292
Depreciation expense	(115)	(110)	(347)	(363)
Operating expenses issued in stock	(87)	(135)	(234)	(248)
Stock-based compensation expense[3]	(718)	(700)	(2,060)	(1,640)
Net general and administrative	4,685	4,410	14,742	12,041

Research and development	1,272	1,666	3,955	4,539
Stock-based compensation expense[3]	(123)	(136)	(361)	(536)
Net research and development	1,149	1,530	3,594	4,003

Total operating expenses	12,970	12,866	38,831	36,826
Depreciation and amortization expense	(220)	(215)	(663)	(945)
Operating expenses issued in stock	(87)	(135)	(234)	(248)
Stock-based compensation expense[3]	(1,152)	(1,228)	(3,326)	(3,363)
Net operating expenses	$11,511	$11,288	$34,608	$32,270

About Lucid Diagnostics

Lucid Diagnostics Inc. is a commercial-stage, cancer prevention medical diagnostics company, and subsidiary of PAVmed Inc. Lucid is focused on the millions of patients with GERD, also known as chronic heartburn, who are at risk of developing esophageal precancer and cancer. Lucid’s EsoGuard® Esophageal DNA Test, performed on samples collected in a brief, noninvasive office procedure with its EsoCheck® Esophageal Cell Collection Device - the first and only commercially available tools designed with the goal of preventing esophageal cancer and cancer deaths through widespread, early detection of esophageal precancer in at-risk patients.

For more information, please visit luciddx.com and for more information about its parent company PAVmed, please visit pavmed.com.

Forward-Looking Statements

This press release includes forward-looking statements that involve risk and uncertainties. Forward-looking statements are any statements that are not historical facts. Such forward-looking statements, which are based upon the current beliefs and expectations of Lucid Diagnostics’ management, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. Risks and uncertainties that may cause such differences include, among other things, volatility in the price of Lucid Diagnostics’ common stock; general economic and market conditions; the uncertainties inherent in research and development, including the cost and time required to advance Lucid Diagnostics’ products to regulatory submission; whether regulatory authorities will be satisfied with the design of and results from Lucid Diagnostics’ clinical and preclinical studies; whether and when Lucid Diagnostics’ products are cleared by regulatory authorities; market acceptance of Lucid Diagnostics’ products once cleared and commercialized; Lucid Diagnostics’ ability to raise additional funding as needed; and other competitive developments. These factors are difficult or impossible to predict accurately and many of them are beyond Lucid Diagnostics’ control. In addition, new risks and uncertainties may arise from time to time and are difficult to predict. For a further list and description of these and other important risks and uncertainties that may affect Lucid Diagnostics’ future operations, see Part I, Item 1A, “Risk Factors,” in Lucid Diagnostics’ most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, as the same may be updated in Part II, Item 1A, “Risk Factors” in any Quarterly Report on Form 10-Q filed by Lucid Diagnostics after its most recent Annual Report. Lucid Diagnostics disclaims any intention or obligation to publicly update or revise any forward-looking statement to reflect any change in its expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.

Investor and Media Contact

Matt Riley
PAVmed and Lucid Diagnostics
mjr@pavmed.com